Salona Global Medical Device Corporation Posts 52% Quarterly Revenue Growth and 44% Quarterly Gross
Profit Growth for the Fiscal Fourth Quarter Ending February 28, 2022; Provides a Business Update
Including Acquisitions and New Products; Intends to Release New Investor Presentation in Advance of
Institutional Investor Presentations

San Diego, California - March 31, 2022 - Salona Global Medical Device Corporation ("Salona" or the "Company") (TSXV:SGMD), an acquisition-oriented medical device company serving the global injury and surgery recovery (known as recovery science) market, announced today preliminary financial results for its fiscal fourth quarter ending February 28, 2022. Salona posted revenue growth of 52% quarter-over-quarter in Q4 and 44% gross profit growth for the same period.

  Revenues (preliminary, pre-audit) increased from $5,286,702 to roughly $8,029,000 or a 52% increase from last quarter.
  Gross profit (preliminary, pre-audit) increased from $1,662,636 to roughly $2,402,000 or 44% increase from last quarter.
  The Company's cash balance (including liquid investments and restricted cash) was approximately $8,500,000 as of February 28, 2022.

The Company also announced an update on new product acquisitions and existing product refinement and development for the recent sales channels acquired, as well as its active acquisition pipeline. Finally, the Company released a revised investor presentation in advance of conferences with various US and international investment funds during the month of April, starting on April 4, 2022.

Business Update Including Proposed Acquisitions and New Products

Price Increases at SDP Subsidiary

Starting March 1, 2022, South Dakota Partners, Inc. ("SDP") has raised prices between 11% and 27% for the majority of its products, including long several long-term contracts. These price increases will be reflected starting in the full fiscal first quarter ending May 31, 2022 and are expected to increase gross margins above 30%. As a result, Salona expects the full amount of shares allocated to SDP as part of the acquisition will be awarded.

Plan for Acquisition of Existing FDA Approved Product Intellectual Property ("IP")

As part of the growth strategy, management has made it a priority to use its contacts within the recovery science industry to search for and acquire (or in-license) existing FDA approved product IP. Many of the products in the Company's IP acquisition pipeline are currently generating revenue and the others have the opportunity to earn revenue within months of closing.

Plan for Revenue Expansion from Distribution Agreements with Existing Small Product Companies

As another part of Salona's organic growth strategy is to leverage its growing sales channels, the Company is contacting small companies with novel and FDA approved products that are searching for distribution. Because these firms lack market penetration, specifically in the sales channels Salona has acquired and looks to expand, Salona is targeting purchase of these products for resale with higher than usual gross margins.

Acquisition Pipeline

The Company is focused on acquisition targets ("Targets") in the recovery science industry of (1) sales distribution companies globally and (2) small, private medical device companies with limited access to markets. Management continues to move toward Letters of Intent (LOIs) with several key Targets.

Finally, management is in discussions with a few larger Targets, and will make an announcement regarding these potential acquisitions when and if an LOI is executed. There can be no assurance that an LOI or a definitive agreement will be completed on the terms contemplated or at all.

Plans for Upgrades and Development of New and Existing Products

To complement the multi-pronged acquisition and growth strategy, the Company has identified five additional products it will focus on upgrading or developing for sale in the current and future potential sales channels. The management has chosen these five products based upon several characteristics including:

1. Cost of development

2. Time to market

3. Revenue growth and gross margin benefit

4. Market size

5. Demand from existing customers; and

6. Production scaling.

These products are expected to be developed using current technology, expertise and cost structures:

  Shoe sensors: Installing data sensors based on existing Simbex technology, in therapeutic shoes to enable the user and their physician to better monitor pressure and healing patterns. The therapeutic shoe market is attractive and growing. The diabetic shoe market alone exceeds $8 billion(1).
  Drug delivery electrodes: Providing the ability to deliver drugs topically using existing electrode technology to increase efficacy of therapy and increase revenue for the clinic. More effective topical drug delivery could substantially reduce topical drug expenditures, which are estimated to exceed $90 billion(2).
  Miniaturization or minimalization of electro therapy devices: Reducing the size and improving the user interface for physical therapy equipment can improve the patient and healthcare provider experience in physical therapy.
  Novel electrostimulation electrodes: Improve disposable component used by medical devices to deliver electrostimulation to the joints and muscles.
  Improved hot and cold therapy products: Increase therapeutic time and durability of products for pain control and recovery.

Acceleration of Operational Integration as a Result of Being Vertically Integrated

As a result of the types of acquisitions closed since listing in June 2021, Salona now has all of the elements of a vertically integrated therapeutic medical device company: A revenue generation innovation hub; An FDA approved robotics production facility in a low cost US state; several sales channels through which to sell product; and a management team that has worked as a team for decades in each of these major disciplines of development, production and distribution of devices.

As such, Salona believes it can accelerate the task of full operational integration of these vertically integrated acquisitions sooner than expected. If higher margin and higher growth products are acquired or refined and developed internally, the management expects to replace lower margin product revenues with these superior products in its production line with an eye to increase gross margin.

Investor presentation

The latest investor presentation will be posted on the Company website Monday April 4th, 2022 in advance of the institutional investor presentations. The updated presentation will be available at: www.salonaglobal.com/downloads

"Preliminary results indicate that we had yet another strong quarter with outstanding growth and we are now a fully integrated medical device company less than a year from our listing," said Les Cross, Chairman of Salona. "Our organic growth continues to be strong and we are negotiating our next round of potential acquisitions with a stronger balance sheet."

"Of particular note this quarter, we have developed several product opportunities that, if completed, may have an immediate impact on our revenues and profits," continued Mr. Cross. "We now have several active prongs of potential growth. First, we have our active pipeline of acquisitions that we continue to work toward agreeing on definitive agreements with the hopes of closing and I am optimistic we will keep up our pace of acquisitions this year. Second, we have identified several IP-based products internationally and domestically that need access to our distribution that we can acquire, some from larger companies and others as standalone companies with small products. Third, we are looking at signing higher margin distribution agreements with small novel product companies that we can move into our sales channel. And lastly, we have identified and are working on refining and developing additional products internally from our existing product and technology portfolio. These internally developed products tend to have very high returns on investment. By having several ways to increase our revenue and gross profit each quarter, we increase both the frequency of activity our investors have come to expect and we build upon our success as a rapid growth, fully integrated medical device company in the recovery science industry."

Full financial results from the fiscal fourth quarter will be posted within the audited annual financial statements in late May 2022.

For more information please contact:

Les Cross
Chairman of the Board and Interim Chief Executive Officer
Tel: 1 (800) 760-6826
Email: Info@Salonaglobal.com

Additional Information

(1) https://finance.yahoo.com/news/medical-footwear-global-market-report-080900284.html

(2) https://www.precedenceresearch.com/topical-drug-delivery-market

There can be no assurance that any acquisition will be completed or the timing of any acquisitions. Completion of any transaction will be subject to applicable director, shareholder and regulatory approvals.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the results of fiscal fourth quarter ending February 28, 20222; the Company entering into any new LOIs, definitive acquisition agreements or distribution agreements; the Company successfully upgrading or developing for sale particular products disclosed herein; and Salona believing it can accelerate the task of being fully operational integration sooner than expected. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: the Company successfully identifying, negotiating and completing additional acquisitions. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona operates; the ability of Salona to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona is exposed; the failure of third parties to comply with their obligations to Salona or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in the investor call is made as of the date of the investor call and Salona undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

Preliminary Financial Metrics

This press release contains certain pre-released fourth quarter financial metrics. The fourth quarter financial metrics contained in this press release are preliminary and represent the most current information available to the Company's management, as financial closing procedures for the fourth quarter ended February 28, 2022 are not yet complete. The Company's actual consolidated audited financial statements for such period may result in material changes to the financial metrics summarized in this press release (including by any one financial metric, or all of the financial metrics, being below or above the figures indicated) as a result of the completion of normal quarter and year end accounting procedures and adjustments, and also what one might expect to be in the final consolidated financial statements based on the financial metrics summarized in this press release. Although the Company believes the expectations reflected in this press release are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations.